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                                                                   Exhibit 11(c)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated January 29, 2002, and to all references to our Firm included in or made a part of this registration statement on Form N-1A of Security Capital Real Estate Mutual Funds Incorporated (comprising Security Capital U.S. Real Estate Shares and Security Capital European Real Estate Shares).


                                           /s/ Arthur Andersen LLP
                                               ARTHUR ANDERSEN LLP

Chicago, Illinois
April 29, 2002